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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Hallwood Energy Corporation on Form S-4 of our reports dated March 24, 1999, relating to the financial statements of Hallwood Energy Partners, L.P. and Hallwood Consolidated Resources Corporation appearing in this prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
April 29, 1999